As filed with the Securities and Exchange Commission on July 28, 1997

                                             Registration No. 333-____
======================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                        THE SECURITIES ACT OF 1933

                          POLAROID CORPORATION
             (Exact name of Registrant as specified in its charter)

Delaware                                           04-1734655
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                Identification Number)

                        -------------------------
                          549 Technology Square
                        Cambridge, Massachusetts
                                   02139
                                (617) 386-2000

(Address, including zip code, of Registrant's principal executive office)


                             Polaroid Corporation
              The Polaroid Elective Deferred Compensation Plan
                          (Full title of the Plan)


                           Thomas M. Lemberg, Esq.
                           Senior Vice President,
                        General Counsel and Secretary
                            Polaroid Corporation
                            549 Technology Square
                        Cambridge, Massachusetts 02139
                                 (617) 386-2000

(Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

======================================================================


Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement.


                      CALCULATION OF REGISTRATION FEE
======================================================================
Title of each   | Amount to be |  Proposed  |  Proposed  | Amount of
class of        | registered   |  maximum   |  maximum   |registration
securities to   |              |  offering  |  aggregate |     fee
be registered   |              |  price per | offering   |
                |              |  unit (a)  |  price (a) |
----------------------------------------------------------------------
Common Stock,   |              |            |            |
$1.00 par value |              |            |            |
per share (b)   | 100,000 shs. |  $57.969   | $5,796,900 |   $1,757
======================================================================



(a) Only for the purpose of calculating the registration fee. In accordance with Rule 457(c), the price shown is based on the average of the high and low sale prices on the New York Stock Exchange, Inc. on July 25, 1997 for securities of the same class as those to be delivered.

(b) Represents Common Stock to be issued under the Polaroid Elective Deferred Compensation Plan.
======================================================================

                               PART I

Item 1.   Plan Information

     Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.


                               PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The documents listed below have been filed by Polaroid
     Corporation (the "Company") with the Securities and Exchange
     Commission (the "Commission") and are incorporated herein by reference:

     a) Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, dated May 12, 1997.
     b) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, dated March 20, 1997.
     c) The description of the Company's Common Stock set forth in its Registration Statement on Form 10, and any amendment or report filed pursuant to Section 12 of the Securities and Exchange Act of 1934 (the "Exchange Act") for the purpose of updating that description.
     d) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1996

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and are a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Certain legal matters in connection with any original issuance of Common Stock offered hereby are being passed upon for the Company by Thomas M. Lemberg, Esq., Senior Vice President, General Counsel and Secretary of the Company. As a result of Mr. Lemberg's participation in the Polaroid 1993 Stock Incentive Plan, he currently owns options to purchase 60,400 shares of Common Stock. None of these options are currently exercisable.

Item 6.   Indemnification of Directors and Officers

     As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Company's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty, except for liability with respect to an illegal dividend or stock repurchase or liability for a breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

     The Company's By-Laws provide that, to the extent not inconsistent with Delaware or other applicable law in effect from time to time, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Company's By-Laws also provide that, to the extent not inconsistent with Delaware or other applicable law in effect from time to time, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Generally, a director will be entitled to be indemnified against a claim if a majority of the directors who are not parties to the relevant legal proceedings, independent legal counsel or the stockholders determine that the director acted under such standards.

     The Company's By-Laws further provide that to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided for by the By-Laws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company is empowered to purchase and maintain insurance on behalf of a person who is or was acting in any of the capacities set forth above against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him or her against such Liabilities under the By-Laws.

     Section 145 of the DGCL similarly provides for indemnification by the Company of its directors and officers and certain other persons.

     The Company maintains policies of insurance under which directors, officers and certain employees of the Company and its subsidiaries are insured, subject to certain specific exclusions and deductible maximum amounts, against loss arising from any civil claim which may be made against them, or any of them, arising out of any misstatement, misleading statement, omission or other act done or alleged to have been done, or wrongfully attempted, while acting in their representative capacities.



Item 7.Exemption from Registration Claimed

     Not applicable



Item 8.  Exhibits

 The following exhibits are filed as part of this Registration
Statement:

  4.1(a)      Amendment to Polaroid Corporation Restated Certificate
               of Incorporation as of June 2, 1989. (The Amendment to the Restated Certificate of Incorporation filed as
               Exhibit 3.1(d) to Polaroid Corporation Form 10-K (the "10-K") for the year ended December 31, 1996 is hereby incorporated herein by reference.)

  4.1(b)      Amendment to Polaroid Corporation Restated Certificate
               of Incorporation (Certificate of Designation of Series D Cumulative Convertible Preferred Stock) as of October 31, 1991. (The Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(e) to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.1(c)      Amendment to Polaroid Corporation Restated Certificate
               of Incorporation (Certificates of Elimination of Series B Cumulative Convertible Preferred Stock and Series C Cumulative Convertible Pay-In-Kind Preferred Stock) as of October 31, 1991. (The Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(f) to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.2         By-Laws of Polaroid Corporation amended and restated as
               of February 1, 1994. (The By-Laws amended and restated filed as Exhibit 3.2 to Polaroid Corporation Form 10-K are hereby incorporated herein by reference.)

  4.3(a)      Rights Agreement dated as of September 9, 1986 between
               Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Rights Agreement filed as Exhibit 4.1 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.3(b)      First Amendment dated as of August 16, 1988 to Rights
               Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The First Amendment filed as Exhibit 4.2 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.3(c)      Second Amendment dated as of September 14, 1988 to
               Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Second Amendment filed as Exhibit 4.3 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.3(d)      Supplemental Rights Agreement and Third Amendment dated
               as of January 30, 1989 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Supplemental Rights Agreement and Third Amendment filed as Exhibit 4.4 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.3(e)      Fourth Amendment dated as of February 21, 1989 to
               Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Fourth Amendment filed as Exhibit 4.5 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.3(f)      Supplemental Rights Agreement and Fifth Amendment
               dated as of October 7, 1991 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company (as successor to Morgan Shareholder Services Trust Company), as Rights Agent. (The Supplemental Rights Agreement and Fifth Amendment filed as Exhibit 4.6 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.3(g)      Sixth Amendment (previously designated as the Fifth
               Amendment) dated as of March 23, 1993 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company, as Rights Agent. (The Sixth Amendment (previously designated as the Fifth Amendment) filed as Exhibit 4.7 to Polaroid Corporation's Form 10-K is hereby incorporated herein by reference.)

  4.3(h)      Amendment dated as of June 30, 1993 to the Fifth
               Amendment dated as of March 23, 1993 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company, as Rights Agent. (The Amendment to the Sixth Amendment filed as Exhibit 4.8 to Polaroid Corporation's Form 10-K (Supplemental to Amendment No. 5 and redesignation thereof as Amendment No. 6 to the Form 8-A filed on September 15, 1986) is hereby incorporated herein by reference.)

  4.4         Indenture dated as of December 15, 1991 between
               Polaroid Corporation and The First National Bank of Boston, as Trustee, including form of Note. (The Indenture filed as Exhibit 4.9 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

  4.5         Indenture dated as of January 9, 1997 between Polaroid
               Corporation and State Street Bank and Trust Company, as Trustee, including Form of Note. (The Indenture filed as Exhibit 4 to Polaroid Corporation Form 10-Q for the quarter ended March 30, 1997, dated May 12, 1997 is hereby incorporated herein by reference.

  4.6         The Polaroid Elective Deferred Compensation Plan,
               effective January 1, 1997.  (The Plan filed as Exhibit
               10.5 to Polaroid Corporation Form 10-Q for the quarter ended March 30, 1997, dated May 12, 1997 is hereby incorporated herein by reference.)

  5           Opinion of Thomas M. Lemberg regarding the legality of
               original issuance of the Common Stock.

  15          Letter from KPMG Peat Marwick LLP regarding unaudited
               interim financial information.

  23.1        Consent of KPMG Peat Marwick LLP.

  23.2        Consent of Thomas M. Lemberg (included in Exhibit 5.)

  24          Power of Attorney .

_________________________

Item 9.  Undertakings

The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement).

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 28th day of July, 1997.



                                     Polaroid Corporation
                                           (Registrant)


                                By  /s/ Gary T. DiCamillo
                                ---------------------------
                                     Gary T. DiCamillo
                                     Chairman of the Board  and
                                     Chief Executive Officer


 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as indicated this 28th day of July, 1997.



    Signature            Title

/s/ Gary T. DiCamillo                        Chairman of the Board,
---------------------------           Chief Executive Officer and Director
Gary T. DiCamillo                      (principal executive officer)

/s/ William J. O'Neill, Jr.                  Executive Vice President
---------------------------               and Chief Financial Officer
*William J. O'Neill, Jr.                   (principal finance officer)
  (Attorney in Fact)

/s/ Carl L. Lueders                          Vice President and
---------------------------                     Controller
Carl L. Lueders                         (principal accounting officer)

____________*______________              Director
Ralph Gomory

____________*______________              Director
Frank S. Jones

____________*______________              Director
John W. Loose

____________*______________              Director
Albin F. Moschner

____________*______________              Director
Kenneth H. Olsen

____________*______________              Director
Ronald F. Olsen

____________*______________              Director
Ralph Z. Sorenson

____________*______________              Director
Delbert C. Staley

____________*______________              Director
Bernee D.L. Strom

____________*______________              Director
Alfred M. Zeien

* William J. O'Neill signed as Attorney in Fact







                            INDEX TO EXHIBITS



Exhibit Number          Description
4.1(a) Amendment to Polaroid Corporation Restated Certificate of Incorporation as of June 2, 1989. (The Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(d) to Polaroid Corporation Form 10-K (the "10-K") for the year ended December 31, 1996 is hereby incorporated herein by reference.)

4.1(b) Amendment to Polaroid Corporation Restated Certificate of Incorporation (Certificate of Designation of Series D Cumulative Convertible Preferred Stock) as of October 31, 1991. (The Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(e) to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.1(c) Amendment to Polaroid Corporation Restated Certificate of Incorporation (Certificates of Elimination of Series B Cumulative Convertible Preferred Stock and Series C Cumulative Convertible Pay-In-Kind Preferred Stock) as of October 31, 1991. (The Amendment to the Restated Certificate of Incorporation filed as Exhibit 3.1(f) to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.2 By-Laws of Polaroid Corporation amended and restated as of February 1, 1994. (The By-Laws amended and restated filed as Exhibit
                         3.2 to Polaroid Corporation Form 10-K are hereby incorporated herein by reference.)

4.3(a) Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Rights Agreement filed as
                         Exhibit 4.1 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(b) First Amendment dated as of August 16, 1988 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The First Amendment filed as Exhibit
                         4.2 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(c) Second Amendment dated as of September 14, 1988 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Second Amendment filed as Exhibit 4.3 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(d) Supplemental Rights Agreement and Third Amendment dated as of January 30, 1989 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Supplemental Rights Agreement and Third Amendment filed as Exhibit 4.4 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(e) Fourth Amendment dated as of February 21, 1989 to Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and Morgan Shareholder Services Trust Company, as Rights Agent. (The Fourth Amendment filed as Exhibit 4.5 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(f) Supplemental Rights Agreement and Fifth Amendment dated as of October 7, 1991 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company (as successor to Morgan Shareholder Services Trust Company), as Rights Agent. (The Supplemental Rights Agreement and Fifth Amendment filed as
                         Exhibit 4.6 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.3(g) Sixth Amendment (previously designated as the Fifth Amendment) dated as of March 23, 1993 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company, as Rights Agent. (The Sixth Amendment (previously designated as the Fifth Amendment) filed as Exhibit 4.7 to Polaroid Corporation's Form 10-K is hereby incorporated herein by reference.)

4.3(h) Amendment dated as of June 30, 1993 to the Fifth Amendment dated as of March 23, 1993 to the Rights Agreement dated as of September 9, 1986 between Polaroid Corporation and First Chicago Trust Company, as Rights Agent. (The Amendment to the Sixth Amendment filed as
                         Exhibit 4.8 to Polaroid Corporation's Form 10-K (Supplemental to Amendment No. 5 and redesignation thereof as Amendment No. 6 to the Form 8-A filed on September 15, 1986) is hereby incorporated herein by reference.)

4.4 Indenture dated as of December 15, 1991 between Polaroid Corporation and The First National Bank of Boston, as Trustee, including form of Note. (The Indenture filed as Exhibit 4.9 to Polaroid Corporation Form 10-K is hereby incorporated herein by reference.)

4.5 Indenture dated as of January 9, 1997 between Polaroid Corporation and State Street Bank and Trust Company, as Trustee, including Form of Note. (The Indenture filed as Exhibit 4 to Polaroid Corporation Form 10-Q for the quarter ended March 30, 1997, dated May 12, 1997 is hereby incorporated herein by reference.

4.6 The Polaroid Elective Deferred Compensation Plan, effective January 1, 1997. (The Plan filed as Exhibit 10.5 to Polaroid Corporation Form 10-Q for the quarter ended March 30, 1997, dated May 12, 1997 is hereby incorporated herein by reference).

5 Opinion of Thomas M. Lemberg regarding the legality of original issuance of the Common Stock.

15 Letter from KPMG Peat Marwick LLP regarding unaudited interim financial information.

23.1                     Consent of KPMG Peat Marwick LLP.

23.2                     Consent of Thomas M. Lemberg (included in
                         Exhibit 5).

24                       Power of Attorney.
_________________________